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                                                                     Exhibit 3.6

                           CERTIFICATION OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                         GLOBAL TELESYSTEMS GROUP, INC.


        GLOBAL TELESYSTEMS GROUP, INC., a Delaware corporation, HEREBY CERTIFIES AS FOLLOWS:

        1. The name of the Corporation is Global TeleSystems, Group, Inc. The date of filing of its Certificate of Incorporation with the Secretary of State of the State of Delaware was September 30, 1993.

        2. This Certificate of Amendment sets forth amendments to the Certificate of Incorporation of the Corporation which were duly adopted by the written consent of the holders of a majority of the outstanding stock of the Corporation entitled to vote thereon in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware. Written notice has been given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

        3. The first paragraph of Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended to read as follows:

                                "ARTICLE FOURTH

        The total number of shares of capital stock which the Corporation shall have authority to issue is 70,000,000 (seventy million) shares, of which there shall be 60,000,000 (sixty million) shares of common stock, par value $0.0001 par share, and 10,000,000 (ten million) shares of preferred stock, par value $0.0001 per share."

        IN WITNESS WHEREOF, GLOBAL TELESYSTEMS GROUP, INC. has caused this certificate to be signed by R. Michael Farmer, its Vice President and Chief Financial Officer, and attested by Arnold Y. Dean, its Assistant Secretary, this 16th day of October, 1996.

                                        GLOBAL TELESYSTEMS GROUP, INC.


                                        By:    /s/ R. MICHAEL FARMER
                                           --------------------------------
                                        Name:  R.  Michael Farmer
                                        Title: Vice President and
                                               Chief Financial Officer


ATTEST:


/s/ ARNOLD Y. DEAN
----------------------------
Assistant Secretary